SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

INFRARED SYSTEMS INTERNATIONAL

(Exact name of registrant as specified in its charter)

Nevada	0-17953	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202, Silverdale, WA    98383

(Address of principal executive offices)                                 (Zip Code)

Registrant’s telephone number, including area code: (360) 473-1160

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 22, 2011, in accordance with Management and Distribution Agreement (“Agreement”) dated March 24, 2010, we completed the distribution of substantially all of the assets of Infrared Applications, Inc. (“IAI”), a Texas corporation. All of the outstanding stock of IAI has been transferred to Gary Ball (“Ball”) in accordance with the Agreement. Subsequent to this event, Ball shall be responsible to make, if any, a Subsidiary Stock Distribution to the Company’s shareholders of record as of March 23, 2010, upon the earlier of the foregoing occurrence: (i) the net proceeds from the sale of substantially all of the assets of IAI or (ii) Ball elects to make a Subsidiary Stock Distribution. Any cost incurred in connection with a Subsidiary Distribution shall be the responsibility of Ball. There is no certainty as to when or if a Subsidiary Stock Distribution will occur.

A copy of the amendment is attached hereto as Exhibit A. A copy of the Management and Distribution Agreement was attached as an Exhibit D to the Corporation’s Form 8-K filed on March 30, 2010.

Item 9.01 Financial Statements and Exhibits

                  (d) Exhibits.

                  Item        Title

                 10.1          Amendment No. 1 to Management and Distribution Agreement dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

July 28, 2011                                         INFRARED SYSTEMS INTERNATIONAL

By:     /s/ William M. Wright /s/

William M. Wright, President & CEO